EXHIBIT 99.2


          Independent Auditor's Annual Servicer Compliance Certificate
                             - ARMS II Global Fund 1
                             - ARMS II Global Fund 2
                             - ARMS II Global Fund 3

To:  Directors of Australian Securitisation Management Pty Limited


Scope

We have reviewed Australian Mortgage Securities Limited's ("the Servicer") activities for the purpose of determining its compliance with the servicing standards contained in the Master Trust Deed dated 7 March 1995, the Deed of Variation of Master Trust Deed dated 23 April 2003, the Bond Trust Deeds dated 2 June 2003, 27 October 2003 and 23 January 2004 respectively, the Master Origination and Servicing Agreement dated 7 March 1995, and the AMS ARMS II Programme - Agreed Procedures document, as amended, (collectively, "the Service Documents"), in relation to ARMS II Global Fund 1, ARMS II Global Fund 2 and ARMS II Global Fund 3 (collectively, the "Trusts") for the year ended 30 June 2004, in accordance with the statement by the Division of Corporation Finance of the Securities and Exchange Commission dated 21 February 2003, and our engagement letter dated 14 September 2004.

We have reviewed the servicing standards contained in the Service Documents as summarised in Appendix 1, to enable us to report on whether those servicing standards are similar to those contained in the Uniform Single Attestation Program for Mortgage Bankers ("USAP"), attached hereto as Appendix 2, which establishes a minimum servicing standard for the asset backed securities market in the United States of America. No equivalent of the USAP exists in Australia.

The management of the Servicer is responsible for maintaining an effective internal control structure including internal control policies and procedures relating to the servicing of mortgage loans. We have conducted an independent review of the servicing standards included in Appendix 1, in order to express a statement on the Servicer's compliance with them to Australian Securitisation Management Pty Limited.

Our review of the servicing standards has been conducted in accordance with Assurance Engagements Standard AUS 108 "Assurance Engagements" and accordingly included such tests and procedures as we considered necessary in the circumstances. In conducting our review we have also had regard to the guidance contained in the USAP. These procedures have been undertaken to enable us to report on whether anything has come to our attention to indicate that there has not been compliance in all material respects by the Servicer with the servicing standards contained in the Service Documents for the year ended 30 June 2004.


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                                  EXHIBIT 99.2

Our review did not include an assessment of the adequacy of the servicing standards themselves. This statement has been prepared for the use of Australian Securitisation Management Pty Limited as at 30 June 2004 in accordance with the requirements of the statement by the Division of Corporation Finance of the Securities and Exchange Commission dated 21 February 2003, and the engagement letter dated 13 September 2004. We disclaim any assumption of responsibility for any reliance on this review statement, to any person other than Australian Securitisation Management Pty Limited.

Statement

Based on our review, nothing has come to our attention to indicate that;

     o there has been significant deficiencies in the Servicer's ompliance with the servicing standards contained in the Service Documents attached hereto as Appendix 1, in respect of the Trusts , for the year ended 30 June 2004;

     o the servicing standards contained in the Service Documents are not similar to the minimum servicing standards contained in the USAP, except for the following:

          o Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account;

          o Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan;

          o Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty
               (30) calendar days prior to these dates;

          o Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission;

          o Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on at least an annual basis;

          o Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the applicable state laws;

          o A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.



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                                  EXHIBIT 99.2

/s/ Ernst & Young
Ernst & Young

   September 2004

Appendix 1: Summary of Service Documents

Appendix 2: Uniform Single Attestation Program for Mortgage Bankers

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                                  EXHIBIT 99.2

Appendix 1: Summary of Service Documents

Authorities:

A:       Master Trust Deed dated 7 March 1995 Clause 11.15

"All mortgages must be originated, managed and serviced in accordance with:

        a) the Master Origination and Servicing Agreement;"



B:      Master Origination and Servicing Agreement dated 7 March 1995 Clause 2.2

"In exercising its powers and performing its obligations under this Agreement, the Master Servicer must comply and act in accordance with the Agreed Procedures in all respects."

"Agreed Procedures" means all procedures, policies, criteria and guidelines relating to the acquisition, origination, management and servicing of Mortgages agreed between the Trustee and Master Servicer from time to time. The initial
Agreed Procedures are set out in the document entitled "ARMS II Programme - Agreed Procedures" dated on or about the date of this Agreement, and initialed by the parties for identification purposes."



C:       Deed of Variation of Master Trust Deed dated 23 April 2003 - Recital C

"The parties are entering into this Deed to:

     a) amend the Master Trust Deed in respect of each fund to be constituted on or after the date of this Deed which is designated a Global Fund in the Fund Creation Notice relating to that fund (a Global Fund); and

     b)   appoint ASM as Trust Manager of each Global Fund.



D: Copy of Agreement between ASM Limited and AMS Limited, delegating servicing powers in respect of the Global Fund No 1 (attached)

E: Copy of Agreement between ASM Limited and AMS Limited, delegating servicing powers in respect of the Global Fund Nos 2 and 3 (attached)



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                                  EXHIBIT 99.2

Servicing Standards:

Master Trust Deed dated 7 March 1995

18.  Opening of Trust Accounts

"The Trustee:

     a) must, as directed by the Trust Manager, open a separate account with a Bank in respect of each Fund. Each such account must:

          i)   be opened in the name of the Trustee;

          ii)  bear a designation indicating the Fund to which it relates; and

          iii) in the case of a Rated Fund, be maintained with a Bank whose debt obligations are rated at all relevant times by the Designated Rating Agency, not lower than the Designated Rating; and

     b) may open such additional accounts with a Bank in respect of a Fund as the Trust maanger may direct."

The following definitions are taken from the Master Trust Deed:
"Bank means a corporation authorised under Part 2 of the Banking Act, 1959 to carry on banking business, including the general business of banking, in Australia, or a corporation formed of incorporated under an Act of the Parliament of an Australian Jurisdiction to carry on the general business of banking."

"Designated Rating means, in relation to a person or an obligation, and a Rated Fund, each credit rating as specified or approved by each Designated Rating Agency for that Fund or for the obligations of the Trustee as trustee of that Fund."

18.3 Authorised Signatories

"The Trustee must ensure that the only authorised signatories for any Trust Account are officers or employees of the Trustee."

20. Records and Financial Statements

     "a) The Trust Manager must keep accounting and other records which correctly record and explain the Assets and financial position of each Fund, and all transactions entered into by the Trustee as trustee of each Fund, in a manner which will enable the preparation from time to time of true and fair Financial Statements of each Fund and the auditing of those Financial Statements."


Master Origination and Servicing Agreements dated 7 March 1995

5.1 Required Degree of Skill and Care

"The Master Servicer must manage each Mortgage using the same degree of skill and care as would be used by a responsbile and prudent mortgagee and in accordance with:

     a)   This Agreement;

     b) The requirements of any Enhancement relating to or covering that Mortgage; and

     c)   The Agreed Procedures."

7.1 Master Servicer will Account to the Trustee for all Monies Received

"The Master Servicer must immediately (and in any event within one Business Day of receipt) pay to the Trustee all money which it receives under or in connection with any Mortgage Document or as a result of or in connection with the exercise of any Power under any Mortgage Document."

7.4 Maintenance of Records

"The Master Servicer must keep accounting and other records which correctly record and explain:

     a)   the origination and settlement of each Mortgage;

     b) the entering into of all Mortgage Documents entered into in connection with each Mortgage;

     c) all payments made and received by or on behalf of the Trustee under each Mortgage Document;

     d)   all action  taken in the exercise of any Power;  and

     e) the financial position at any time in relation to each Mortgage in a manner which will enable the preparation from time to time of accounts and other financial statements in accordance with the requirements of all applicable Laws and otherwise in such form as the Trustee from time to time requires.

These accounting and other records must be kept in such form and using such data storage, access and retrieval methods as are set out in the Agreed Procedures."


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                                  EXHIBIT 99.2

9.1 Procedures on Default

The Master Servicer must, subject to clause 9.5, take such action following the occurrence of an Event of Default, and enforce the Powers (including by taking legal procedings) in respect of any Defaulting Mortgage in such manner as:

a)   the Master Servicer reasonable considers necessary to:

     i)   remedy that Event of Default;

     ii)  recover the money secured by that Defaulting Mortgage; and

     iii) protect and preserve the rights of the Trustee as mortgagee and the interest of Bondholders under the Master Trust Deed and Security Trust Deed; and

b) is required to ensure that any losses suffered in relation to that Mortgage which are, or are required to be insured under a Mortgage Insurance Policy are able to be claimed under that Mortgage Insurance Policy."

11.1 Master Servicer to Bear Own Costs

"The Master Servicer must pay all costs and expenses of performing its obligations under this Agreement, and is not entitled to reimbursement or compensation from the Trustee except to the extent expressly stated in this Agreement."


Bond Trust Deeds dated 2 June 2003, 27 October 2003 and 23 January 2004 respectively

Schedule 3, Terms and Conditions of the Bonds, Condition 4.4

Application of Interest Collections

"Subject to these Conditions, on each Payment Date, the Trust Manager must direct the Issuer to, and the Issuer must, apply or cause to be applied, the Interest Collections for the relevant Calculation Period as follows:

     a) (Taxes) First, in or towards payment or reimbursement of all taxes in respect of the Fund payable or paid during that Calculation Period or which the Issuer on the advice of the Trust Manager considers it necessary, on or before the date which is three Business Days before the Payment Date relating to that Calculation Period, to make provision for;

     b)   (Expenses) second, in or towards......."

Schedule 3, Terms and Conditions of the Bonds, Condition 6.3

"Amounts  credited to the Cash Reserve  Account must  beinvested  in  Authorised
Investments:

     (a) which are rated "AAA" or "A-1+" by S&P, "Aaa" or "P1" by Moody's and "AAA" or "F1+" by Fitch Ratings or such other rating determined from time to time by the Trust Manager (subject to each Designated Rating Agency confirming that such other rating will not cause the rating assigned by it to Bonds to be downgraded below the Designated Rating, qualified or withdrawn);

     (b) will mature not later than the Payment Date immediately after the date on which they are made; and

     (c)  which are otherwise made in accordance with the Master Trust Deed."

Schedule 3, Terms and Conditions of the Bonds, Condition 14.3

Minimum Rating Requirements

"Subject to Condition 6.3, all Authorised Investments of the Fund other than cash and Mortgages must be rated "AAA" or "A-1+" by S&P, "Aaa" or "P1" by Moody's and "AAA" or "F1+" by Fitch Ratings (or in any such case, such other credit rating as the relevant Designated Rating Agency may from time to time agree) and must mature such that the Issuer is able to meet its obligations under the Transaction Documents as they fall due."

Clause 11.1

Details to be kept on the Register

"The Issuer must, subject to clause 11.8, keep a register in relation to the A$ Bonds (the A$ Register) and a register in relation to the Class A Bonds (the US$ Register) in which shall be inscribed the following information in respect of the A$ Bonds or Class A Bonds (as the case may be):

     a)   the Issue Date for such Bonds;

     b)   the number and Face Value of such Bonds issued on each Issue Date;

     c) the Conditions (and any amendments or variations thereto made pursuant to caluse 16) for all such Bonds;

     d) the name, address and tax file or tax identification number of each holder of such Bonds;

     e)   the number of such Bonds held by each Bondholder;

     f) in the case of A$ Bonds, details of any Registration Confirmation issued to a Bondholder;

     g)   the date on which a person was entered as the holder of such Bonds;

     h)   the date on which a person ceased to be a Bondholder of such Bonds;


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                                  EXHIBIT 99.2

     i) the account to which any payments due to a Bondholder or such Bonds are to be made (if applicable);

     j) a record of each payment in respect of such Bonds (including the then Face Value of such Bonds); and

     k) such other information as the Issuer or the Trust Manager considers necessary or desirable."


Bond Trust Deed, Clause 12.1(f)

Bondholders Report

"In the case of the Trust Manager only, deliver to the Principal Paying Agent, the Issuer and the Class A Bond Trustee within 5 Business Days of each Payment Date, the Bondholders Report for the related Calculation Period, with written instructions for the Class A Bond Trustee to forward the Bondholders Report to each Class A Bondholder. Each Bondholders Report shall contain the information set out in Schedule 8; ..."


ARMS II Programme - Agreed Procedures dated 9 March 2004

8.       MORTGAGE MANAGEMENT

8.1      Mortgage Collections

AMS will manage the cash receipting process via the direct debit system. Any mortgage proceeds received directly from the Borrower will be deposited into the relevant Fund Bank Account by no later than the business day following receipt.

AMS will run direct debits daily. For all payments that have been dishonoured, AMS will produce an Arrears Report from the date of lodgement. AMS will arrange for those borrowers in arrears to be contacted and promote the clearance of such arrears.


8.2      General Insurance Policies

AMS will ensure that the interest of the Trustee is duly and effectively noted on each General Insurance Policy, including mortgagee protection insurance policies for Strata Titles (in Victoria only).

AMS will make reasonable efforts to ensure that each mortgagor pays all required premiums for insurance policies. If any premiums required to maintain such insurance policies are not paid by the relevant mortgagor when due, AMS will arrange for the amount required to make timely payment of such premium on behalf of the mortgagor, debiting the cost to the loan account.

Advances made by AMS for payment of premiums due on insurance policies will be reimbursed from either the payment of a claim by the Approved Mortgage Insurer, late collections from the borrower or liquidation proceeds of the related mortgage property. Any required insurance policies will be issued by an Approved General Insurer.

Any proceeds from a general insurance claim must be deposited with the Trustee, who will hold the funds in a separate bank account pending advice from AMS as to the application of the funds. The funds can be applied against the loan balance or the repair/reconstruction of the property improvements to which the claim related.

8.3      Lender's Mortgage Insurance Policies

AMS will maintain in full force and effect at all times, as to each mortgage a Mortgage Insurance Policy insuring 100% of the mortgage principal plus interest, rates, maintenance expenses and enforcement costs.

AMS shall cause the original of each Mortgage Insurance Certificate issued including any renewal certificate evidencing that such insurance is in effect to be delivered to the Trustee.

AMS will perform and comply with or cause to be performed and complied with all requirements and conditions of each Mortgage Insurance Policy, including, without limitation, the giving of notices which are to be performed and observed by the insured or mortgagee thereunder as a condition to maintaining and keeping in force, or making a claim under, the insurance coverage provided by such Mortgage Insurance Policy, including, but not limited to, completion or restoration of the mortgaged property as required by the Mortgage Insurance Policy. AMS will make or cause to be made, in a timely manner all claims under any applicable Mortgage Insurance Policy on behalf of the Trustee.


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                                  EXHIBIT 99.2

8.4      Mortgage Servicing

AMS will service and administer or arrange for the servicing and administration of the mortgage loans and collect all moneys payable in respect of the mortgage loans on behalf of the Trustee in accordance with prudent mortgage loan servicing, management and administration standards and procedures performed by institutions servicing, managing and administering mortgage loans for their own account and in accordance with the requirements of the Approved Mortgage Insurer.

AMS will take such steps and incur such expenses as are necessary to enforce the terms of each mortgage or otherwise exercise any of the rights conferred under each mortgage including the taking out of insurance policies over the mortgaged property, undertaking necessary repairs (subject to the Mortgage Insurance Policy and to the extent permitted by law) and paying rates, assessments and taxes levied thereon.

Where AMS reasonably considers that any such expense will not be substantially recoverable from a mortgagor under a mortgage (or that a shortfall may be expected from the proceeds of enforcement of the security of the mortgage), it will seek instructions from the Approved Mortgage Insurer before taking such action.


9.       MORTGAGE DISCHARGE

9.1      General

A mortgagor may at any time, discharge its mortgage in full prior to the maturity date. AMS will ensure that the Approved Solicitor acting for the Trustee forwards the full amount of discharged funds plus any prepayment fees by cleared funds direct to the Collection Account on receipt.

9.2      Discharge Amount

The amount to be paid to the Trustee at the maturity or early discharge of a mortgage will be calculated in accordance with the Operations Manual and will be final and binding. It will include:

     -    outstanding loan balance;

     - interest and all other fees & charges (including prepayment fees /breakcosts if applicable) payable up to the date of discharge; and

     -    any reasonable enforcement expenses.

10.      DEFAULT PROCEDURES

10.1     Definition

Default is a breach of any covenant contained in the mortgage document, loan contract or ancillary documentation. The most common default comprises the non-payment of repayments. Breaches of other covenants, for example the failure to renew general insurance or pay rates, assessments or taxes, and structural alteration of the security property are regarded equally as defaults and should be acted upon accordingly.

It is important to note that a borrower is obliged to make the minimum monthly repayment as and when it is due, irrespective of whether lump sum payments have been made. Failure to make a payment constitutes a default under the loan contract.

10.2     Responsibilities

AMS and its delegates shall diligently enforce the obligations of each mortgagor relating to the related mortgage loan and mortgage, including the obligation to promptly pay all moneys when due. AMS will ensure that correspondence is entered into with each defaulting mortgagor notwithstanding that the Trustee is the legal owner of each mortgage loan and mortgage subject to the rights of the Trustee as legal mortgagee.

AMS will arrange for the administration of any default by a mortgagor and for recovering moneys owing to the Trustee, including selling the mortgaged property.


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                                  EXHIBIT 99.2

10.3     Procedures

Notification

Upon receipt of the direct debit dishonour by the relevant financial institution, borrowers will be promptly contacted by telephone and advised of the dishonour. A letter should also be sent confirming the telephone conversation or detailing arrangements made.

Arrangements to clear arrears

Arrangements are to be implemented only upon receipt of written approval of the mortgage insurer and AMS. Arrears should be cleared within six months (maximum) although three months is the preferred time frame. It is preferred if all payments are made by direct debit.

Borrowers are to provide evidence that the arrangement can be adhered to and that repayments can be maintained once the arrears are cleared.

Once the equivalent of two payments have been missed a default notice must be forwarded to all parties irrespective of what arrangements have been made

Legal Action

Legal action is to commence when the equivalent of two payments or more have been missed if there has been no meaningful communication with borrowers or there is no prospect of clearing the arrears within six months, the mortgage insurer should be advised accordingly.

Copies of the default notice should accompany instructions to solicitors.

AMS will be guided by panel solicitors in relation to legal remedies and procedures as laws differ from state to state. The mortgage insurer is to be appraised of all steps.

Possession

Once possession has been obtained either voluntarily or by eviction, AMS will arrange for the following to occur:

     -    Change locks on security property.

     - Order valuation requesting "Forced Sale" and "Fair Market" value. Valuers are to comment on the cost of repairs, the preferred method of sale and recommend a selling agent.

     - Obtain at least two marketing submissions. A recommendation is to be made to the mortgage insurer in respect to the preferred agent. The normal settlement period should be no longer than 60 days. AMS will ensure that a copy of the agreement is sent to the mortgage insurer. AMS or its delegates are authorised to execute the agreement subject to the mortgage insurer's written approval.

Sale of Security Property

     - Contracts of Sale are to be executed by the Trustee who will not execute unless it is in receipt of (a) & (b) below. Where the property is being sold at auction or time does not permit the Contract to be executed, a panel solicitor, or agent may sign subject to:

          a. Confirmation of the reserve price and written approval from AMS and the mortgage insurer; and

          b. A letter from the solicitor confirming that the contract does not adversely affect the Trustee's position in exercising its power of sale pursuant to the relevant documentation; and

          c.   Written approval from the Trustee.

     - Sale prices are to be agreed by AMS and the mortgage insurer in all cases.


10.4 Enforcement of credit contracts, mortgages and guarantees under the Consumer Credit Code.

References made below to credit provider will extend to AMS and its delegates.

Enforcement of a Loan Contract

A credit provider is prevented from commencing enforcement proceedings against a debtor unless:

     a. the borrower is in default under the loan contract and each borrower and each guarantor has been given a default notice allowing the borrower a period of 30 days to remedy the default;

     b.   the default has not been remedied within that period.


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                                  EXHIBIT 99.2

Enforcement of the Mortgage

A credit provider must not begin proceeding against a mortgagor to recover money or t take possession of, sell, appoint a receiver for or foreclose in relation to the mortgaged property unless the mortgagor is in default under the Mortgage and:

     a. the credit provider has given each mortgagor a default notice allowing the mortgagor 30 days to remedy the default; and

     b.   the default has not been remedied within that period.

Content of the Default Notice

The default notice must contain specified information.

The notice must state:

     a.   the default;

     b.   the action necessary to remedy the default;

     c. that the default must be remedied with a period of at least 30 days from the date of the notice;

     d. that a subsequent default of the same kind occurring within this 30 day period may be the subject of enforcement proceedings without further notice if that default is not remedied as well;

     e. how the borrower's liabilities under the credit contract would be affected by the operation of the acceleration clause;

     f.   the amount required to pay out the contract as accelerated;

Note that an 'acceleration clause' is a term of a credit contract or mortgage providing that:

     i. on the occurrence or non occurrence of a particular event, the credit provider becomes entitled to immediate payment of all, or a part, of an amount under the contract that would not otherwise have been immediately payable; or

     ii. whether or not on the occurrence or non-occurrence of a particular event, the credit provider has a discretion to require repayment of the amount of credit otherwise than by repayments fixed, or determined, on a basis stated, in the contract;

but does not include any such term in the credit contract or mortgage that is an on-demand facility.

Note that the ARMS Programme credit contracts are not on-demand facilities.

The Credit Code is supplemental to local legislation regulating enforcement procedures. This default notice does not replace any other notices that may be required by local legislation in the State where the property is situated. AMS and its delegates will obtain their own legal advice as to how to best incorporate the default notice required under the Code with any notices which may be required under other legislation.

The Default Notice for a Guarantor

A credit provider must give a default notice to each guarantor if a default notice has been issued to the borrower.

The default notice must be addressed, separately, to the guarantor.

Service of a Default Notice

The service nomination when giving a default notice does not apply, accordingly notices must be served individually.

Enforcement without a Default Notice

In certain instances the default notice and the 30 day waiting period is not required; these circumstances are outlined below:

     a. the credit provider reasonably believes that the borrower or mortgagor induced the credit provider to enter the contract by fraud; or

     b. the credit provider has made reasonable attempts to locate the borrower or the mortgagor but without success; or

     c.   the  court  permits  the  credit  provider  to  commence   enforcement
          proceedings without the default notice.

                                  EXHIBIT 99.2

Procedure after Expiry of Notice

When:

     a.   the 30 day period has expired provided for by the notice expires;

     b.   the borrower has not remedied the default; or

     c.   the borrower has not asked AMS to postpone enforcement proceedings;

AMS with the consent of the Mortgage Insurer and again subject to local legislation will commence court proceedings against the borrower to recover the amount due under the credit contract. Whilst the Code does not specify a time requirement for enforcement after the 30 days has lapsed, AMS requires the default to be actioned in a timely manner.

Borrower's Options

Borrowers, mortgagors and guarantors have several options after receiving a default notice. These options include:

     1. If a borrower, mortgagor or guarantor remedies the default fully within the 30 days and no similar default continues beyond the 30 days, the contract is reinstated and any acceleration clause cannot operate.

     2. If the maximum amount of the credit that is or may be provided under the contract is less than $125,000 the debtor may ask the credit provider to agree to a variation which is limited to:

          a. extending the term of the contract and reducing the amount of each payment;

          b. postponing during a specified period the dates when the payments are due; and

          c. extending the period of a contract and postponing during a specified period the dates on which payments are due.

          If the credit provider does not agree to the variation, the borrower, mortgagor or guarantor may apply to the court for appropriate orders.

     3. If agreement is reached, the credit provider must within 30 days of the agreement give the borrower, and any guarantor under a guarantee related to the contract, a written notice setting out;

          a.   particulars  of the change in the terms of the  credit  contract;
               and

          b.   any further information required by the Regulations.

          In addition, if the borrower's liabilities increase as a result, and the guarantee is to extend to those increased liabilities, the guarantor's consent to that extension must be obtained pursuant to
          s.56 of the Code.

     4. If the amount of the credit is less than $125,000 the borrower, mortgagor or guarantor may apply to the credit provider to postpone enforcement proceedings. Again if agreement is not reached, the borrower, mortgagor or guarantor may apply to court.

Enforcement of judgements against the Guarantor unless:

The credit provider cannot enforce a judgement against the guarantor unless:

     a. the credit provider has obtained a judgement against the borrower for the payment of the guaranteed liability and the judgement remains unsatisfied for 30 days after the credit provider has made a written demand for payment of the judgement debt; or

     b. the court has relieved the credit provider from the obligation to obtain a judgement against the Borrower on the ground that recovery from the borrower is unlikely; or

     c. the credit provider has made reasonable attempts to locate the borrower but without success; or

     d.   the borrower is insolvent.

10.5     Enforcement Expenses

Enforcement expenses must be reasonably incurred and be of a reasonable amount. Enforcement expenses properly incurred, will be incurred on behalf of the Trustee and will be payable by the borrower, mortgagor or guarantor under the loan contract and or security.

                                  EXHIBIT 99.2

10.6     Arrears Reporting

Reports will be provided, at least on a monthly basis, for all loans where one payment or more has been missed.

AMS will ensure that relevant Mortgage Insurers are reported to separately and on a timely basis as per the relevant mortgage insurance policy.

10.7     Mortgage Insurance Claims

AMS will arrange to have the mortgage  insurance claims prepared and lodged with
the  relevant  mortgage  insurer.   All  relevant  receipts  and  approvals  for
expenditure are to be attached to the claims.

                                  EXHIBIT 99.2

Appendix 2:  Uniform Single Attestation Program for Mortgage Bankers

Item  USAP requirement                   Trust deed requirements
----  ----------------                   -----------------------
1     Mortgage Principal, Interest and Amortisation
--------------------------------------------------------------------------------
1.1   Reconciliations     shall    be       MOSA, Clause 5.1
      prepared on a monthly basis for       ----------------
      all custodial bank accounts and       Required Degree of Skill and Care
      related bank clearing accounts.
      These reconciliations shall:          "The  Master  Servicer  must  manage
                                            each Mortgage  using the same degree
      o    be          mathematically       of  skill  and care as would be used
           accurate;                        by   a   responsbile   and   prudent
                                            mortgagee and in accordance with:
      o    be     prepared     within
           forty-five  (45)  calendar       a)   This Agreement;
           days   after  the   cutoff
           date;                            b)   The    requirements    of   any
                                                 Enhancement   relating   to  or
      o    be reviewed  and  approved            covering that Mortgage; and
           by someone  other than the
           person  who  prepared  the       c)   The Agreed Procedures."
           reconciliation; and
                                            Master Trust Deed, Clause 20
      o    document  explanations for       ----------------------------
           reconciling  items.  These       Records and Financial Statements
           reconciling items shall be
           resolved   within   ninety       "a)  The  Trust  Manager  must  keep
           (90)   calendar   days  of            accounting  and  other  records
           their             original            which   correctly   record  and
           identification.                       explain    the    Assets    and
                                                 financial   position   of  each
                                                 Fund,   and  all   transactions
                                                 entered  into by the Trustee as
                                                 trustee  of  each  Fund,  in  a
                                                 manner  which  will  enable the
                                                 preparation  from  time to time
                                                 of  true  and  fair   Financial
                                                 Statements of each Fund and the
                                                 auditing  of  those   Financial
                                                 Statements."

                                            We note that  actual ASM  procedures
                                            include:

                                            a)   daily   reconciliation  of  all
                                                 bank accounts;

                                            b)   the     reconciliations     are
                                                 mathematically accurate;

                                            c)   the     reconciliations     are
                                                 reviewed     by    the     team
                                                 supervisor;

                                            d)   reconciling  items are  cleared
                                                 as  soon  as  practicable  with
                                                 explanations   sought  for  the
                                                 differences.
--------------------------------------------------------------------------------
1.2   Funds of the  servicing  entity       No reference
      shall  be   advanced  in  cases
      where there is an  overdraft in
      an  investor's or a mortgagor's
      account.
--------------------------------------------------------------------------------

                                  EXHIBIT 99.2

1.3   Each custodial account shall be       Master Trust Deed, Clause 18
      maintained   at   a   federally       ----------------------------
      insured depository  institution       Opening of Trust Accounts
      in  trust  for  the  applicable
      investor                              "The Trustee:

                                            a)   must,  as directed by the Trust
                                                 Manager,    open   a   separate
                                                 account  with a Bank in respect
                                                 of each Fund. Each such account
                                                 must:

                                                 i)   be  opened  in the name of
                                                      the Trustee;

                                                 ii)  bear     a     designation
                                                      indicating   the  Fund  to
                                                      which it relates; and

                                                 iii) in  the  case  of a  Rated
                                                      Fund, be maintained with a
                                                      Bank       whose      debt
                                                      obligations  are  rated at
                                                      all relevant  times by the
                                                      Designated  Rating Agency,
                                                      not    lower    than   the
                                                      Designated Rating; and

                                            b)   may   open   such    additional
                                                 accounts with a Bank in respect
                                                 of a Fund as the Trust  maanger
                                                 may direct."

                                            The following  definitions are taken
                                            from the Master Trust Deed:

                                            "Bank means a corporation authorised
                                            under  Part  2 of the  Banking  Act,
                                            1959 to carry on  banking  business,
                                            including  the  general  business of
                                            banking,   in   Australia,    or   a
                                            corporation  formed of  incorporated
                                            under an Act of the Parliament of an
                                            Australian  Jurisdiction to carry on
                                            the general business of banking."

                                            "Designated    Rating   means,    in
                                            relation   to   a   person   or   an
                                            obligation,  and a Rated Fund,  each
                                            credit   rating  as   specified   or
                                            approved by each  Designated  Rating
                                            Agency  for  that  Fund  or for  the
                                            obligations   of  the   Trustee   as
                                            trustee of that Fund."

                                            The  following  definition  is taken
                                            from  Schedule  3 of the Bond  Trust
                                            Deed  (Terms and  Conditions  of the
                                            Bonds)  (is the same for all  global
                                            funds):  "Designated  Rating has, in
                                            relation  to the Bonds,  the meaning
                                            set out in Condition 14.2."

                                            In  Schedule  3 of  the  Bond  Trust
                                            Deed,  Condition  14.1 refers to the
                                            Designated Rating for the Bonds, and
                                            Condition   14.2   refers   to   the
                                            identity  of the  Designated  Rating
                                            Agencies.  Condition  14.3 refers to
                                            the Minimum Rating  Requirements  of
                                            all   Authorised    Investments   as
                                            follows:

                                            Bond Trust  Deed,  Schedule 3, Terms
                                            and   Conditions   of   the   Bonds,
                                            Condition 14.3
                                            ------------------------------------
                                            Minimum Rating Requirements

                                            "Subject  to   Condition   6.3,  all
                                            Authorised  Investments  of the Fund
                                            other than cash and  Mortgages  must
                                            be  rated  "AAA" or  "A-1+"  by S&P,
                                            "Aaa" or "P1" by  Moody's  and "AAA"
                                            or "F1+" by Fitch Ratings (or in any
                                            such case,  such other credit rating
                                            as the  relevant  Designated  Rating
                                            Agency may from time to time  agree)
                                            and must mature such that the Issuer
                                            is  able  to  meet  its  obligations
                                            under the  Transaction  Documents as
                                            they fall due."

                                            While  Condition  14.3 only  relates
                                            directly to  Authorised  Investments
                                            and does not  directly  stipulate  a
                                            Designated   Rating  for  the  Trust
                                            account,   the  above   ratings  may
                                            reasonably  be assumed to  represent
                                            the "Designated  Rating" in relation
                                            to each Trust Account.

                                            All    Collection    Accounts    are
                                            currently  held  in the  name of the
                                            trustee in its  capacity  as trustee
                                            of  each  Fund  by  Westpac  Banking
                                            Corporation which is rated:

                                                 o    Long  term  AA- by S&P and
                                                      Aa3 by Moody's; and

                                                 o    Short term A-1+ by S&P and
                                                      P1 by Moody's.

                                            The following  clause in relation to
                                            the Cash  Reserve  applies  to all 3
                                            global  funds  (and  may be found at
                                            the  same  reference  in each set of
                                            Transaction Documents):

                                  EXHIBIT 99.2

                                            Bond Trust  Deed,  Schedule 3, Terms
                                            and   Conditions   of   the   Bonds,
                                            Condition 6.3
                                            ------------------------------------
                                            "Amounts   credited   to  the   Cash
                                            Reserve  Account must  beinvested in
                                            Authorised Investments:

                                                 (a)  which are  rated  "AAA" or
                                                      "A-1+"  by S&P,  "Aaa"  or
                                                      "P1" by Moody's  and "AAA"
                                                      or "F1+" by Fitch  Ratings
                                                      or   such   other   rating
                                                      determined  from  time  to
                                                      time by the Trust  Manager
                                                      (subject      to      each
                                                      Designated  Rating  Agency
                                                      confirming that such other
                                                      rating  will not cause the
                                                      rating  assigned  by it to
                                                      Bonds  to  be   downgraded
                                                      below    the    Designated
                                                      Rating,    qualified    or
                                                      withdrawn);

                                                 (b)  will mature not later than
                                                      the      Payment      Date
                                                      immediately after the date
                                                      on which  they  are  made;
                                                      and

                                                 (c)  which are  otherwise  made
                                                      in  accordance   with  the
                                                      Master Trust Deed."
--------------------------------------------------------------------------------
1.4   Escrow  funds held in trust for       Escrow accounts - NA
      a  mortgagor  shall be returned
      to the mortgagor  within thirty
      (30) calendar days of payoff of
      the mortgage loan
--------------------------------------------------------------------------------
2     Mortgage Payments
--------------------------------------------------------------------------------
2.1   Mortgage   payments   shall  be       Agreed Procedures, Clause 8.1
      deposited  into  the  custodial       -----------------------------
      bank  accounts and related bank       "Any  mortgage   proceeds   received
      clearing  accounts  within  two       directly  from the Borrower  will be
      business days of receipt              deposited  into  the  relevant  Fund
                                            Bank  Account  by no later  than the
                                            business day following receipt."

                                            MOSA, Clause 7.1
                                            ----------------
                                            "The    Master     Servicer     must
                                            immediately (and in any event within
                                            one  Business Day of receipt) pay to
                                            the   Trustee  all  money  which  it
                                            receives under or in connection with
                                            any Mortgage Document or as a result
                                            of  or  in   connection   with   the
                                            exercise  of  any  Power  under  any
                                            Mortgage Document."
--------------------------------------------------------------------------------
2.2   Mortgage   payments   made   in       MOSA, Clause 7.4
      accordance with the mortgagor's       ----------------
      loan documents  shall be posted       "The  Master   Servicer   must  keep
      to  the  applicable   mortgagor       accounting  and other  records which
      records   within  two  business       correctly record and explain:
      days of receipt
                                                 a)   the     origination    and
                                                      settlement     of     each
                                                      Mortgage;

                                                 b)   the  entering  into of all
                                                      Mortgage Documents entered
                                                      into  in  connection  with
                                                      each Mortgage;

                                                 c)   all   payments   made  and
                                                      received  by or on  behalf
                                                      of the Trustee  under each
                                                      Mortgage Document;

                                                 d)   all  action  taken  in the
                                                      exercise of any Power; and

                                                 e)   the financial  position at
                                                      any  time in  relation  to
                                                      each  Mortgage in a manner
                                                      which   will   enable  the
                                                      preparation  from  time to
                                                      time of accounts and other
                                                      financial   statements  in
                                                      accordance     with    the
                                                      requirements     of    all
                                                      applicable     Laws    and
                                                      otherwise  in such form as
                                                      the  Trustee  from time to
                                                      time requires.

                                            These  accounting  and other records
                                            must be kept in such  form and using
                                            such  data   storage,   access   and
                                            retrieval  methods as are set out in
                                            the Agreed Procedures."

                                            Note a time  frame is not  specified
                                            here but  refer to MOSA  clause  5.1
                                            requireing  a  "degree  of skill and
                                            care   as   would   be   used  by  a
                                            responsbile and prudent mortgagee".
--------------------------------------------------------------------------------
2.3   Mortgage   payments   shall  be       See item 2.2 directly  above - MOSA,
      allocated     to     principal,       Clause 7.4 re Keeping of  accounting
      interest,  insurance,  taxes or       and other records.
      other     escrow    items    in
      accordance with the mortgagor's
      loan documents
--------------------------------------------------------------------------------
2.4   Mortgage payments identified as       Agreed Procedures, Clause 9.2
      loan payoffs shall be allocated       -----------------------------
      in    accordance    with    the       "The   amount  to  be  paid  to  the
      mortgagor's loan documents            Trustee  at the  maturity  or  early
                                            discharge  of  a  mortgage  will  be
                                            calculated  in  accordance  with the
                                            Operations  Manual and will be final
                                            and binding. It will include:

                                                 o    outstanding loan balance;

                                                 o    interest   and  all  other
                                                      fees & charges  (including
                                                      prepayment  fees  /  break
                                                      costs    is    applicable)
                                                      payable  up to the date of
                                                      discharge; and

                                                 o    any reasonable enforcement
                                                      expenses."
--------------------------------------------------------------------------------

                                  EXHIBIT 99.2

3     Disbursements
--------------------------------------------------------------------------------
3.1   Disbursements   made  via  wire       Master Trust Deed, Clause 18.3
      transfer   on   behalf   of   a       ------------------------------
      mortgagor or investor  shall be       Authorised Signatories
      made    only   by    authorized
      personnel.                            "The  Trustee  must  ensure that the
                                            only authorised  signatories for any
                                            Trust   Account   are   officers  or
                                            employees    of    the     Trustee."
--------------------------------------------------------------------------------
3.2   Disbursements made on behalf of       Mortgagors  - see  item  2.2  above,
      a mortgagor  or investor  shall       MOSA,   Clause  7.4  re  Keeping  of
      be posted  within two  business       accounting and other records.
      days  to  the   mortgagor's  or
      investor's  records  maintained       Investors  -  the  following  clause
      by the servicing entity.              from the Bond  Trust  Deed  applies.
                                            The  reference and the intent of the
                                            clause  is the same for all 3 global
                                            funds;  note however  there are some
                                            slight  variations  in  the  wording
                                            between  the 3 sets  of  Transaction
                                            Documents   due  to  the   differing
                                            structures  (for  example,  Global 3
                                            refers also to Fast Prepayment Bonds
                                            and Euro  Bonds).  The  following is
                                            from the Bond  Trust Deed for Global
                                            Fund 1.

                                            Bond Trust Deed, Clause 11.1
                                            ----------------------------
                                            Details to be kept on the Register

                                            "The Issuer must,  subject to clause
                                            11.8, keep a register in relation to
                                            the A$ Bonds (the A$ Register) and a
                                            register  in relation to the Class A
                                            Bonds  (the US$  Register)  in which
                                            shall  be  inscribed  the  following
                                            information  in  respect  of  the A$
                                            Bonds or Class A Bonds  (as the case
                                            may be):

                                            a)   the Issue Date for such Bonds;

                                            b)   the  number  and Face  Value of
                                                 such Bonds issued on each Issue
                                                 Date;

                                            c)   the    Conditions    (and   any
                                                 amendments     or    variations
                                                 thereto made pursuant to caluse
                                                 16) for all such Bonds;

                                            d)   the name,  address and tax file
                                                 or tax identification number of
                                                 each holder of such Bonds;

                                            e)   the  number of such  Bonds held
                                                 by each Bondholder;

                                            f)   in  the   case  of  A$   Bonds,
                                                 details  of  any   Registration
                                                 Confirmation    issued   to   a
                                                 Bondholder;

                                            g)   the  date  on  which  a  person
                                                 was  entered as the  holder  of
                                                 such bonds;

                                            h)   the  date  on  which  a  person
                                                 ceased  to be a  Bondholder  of
                                                 such Bonds;

                                            i)   the   account   to  which   any
                                                 payments due to a Bondholder or
                                                 such  Bonds  areto  be made (if
                                                 applicable);

                                            j)   a  record  of each  payment  in
                                                 respect     of    such    Bonds
                                                 (including  the then Face Value
                                                 of such Bonds); and

                                            k)   such other  information  as the
                                                 Issuer  or  the  Trust  Manager
                                                 considers      necessary     or
                                                 desirable."

                                            Note  however  that no  timeframe is
                                            stipulated   (in   contrast   to   2
                                            business days stipulated by USAP).

                                            We note that ASM's actual procedures
                                            ensure  that  mortgagor  or investor
                                            disbursements  are posted within two
                                            business days.
--------------------------------------------------------------------------------

                                  EXHIBIT 99.2

3.3   Tax  and   insurance   payments       Taxes are paid  in  priority  to all
      shall be made on or before  the       other  expenses  of  each  Fund,  as
      penalty  or  insurance   policy       documented  under  Condition  4.4 of
      expiration  dates, as indicated       the  Terms  and  Conditions  of  the
      on  tax  bills  and   insurance       Bonds  annexed  to each  Bond  Trust
      premium notices,  respectively,       Deed:
      provided  that such support has
      been  received by the servicing       Bond Trust  Deed,  Schedule 3, Terms
      entity  at  least  thirty  (30)       and   Conditions   of   the   Bonds,
      calendar  days  prior  to these       Condition 4.4
      dates                                 ------------------------------------

                                            Application of Interest Collections

                                            "Subject  to  these  Conditions,  on
                                            each Payment Date, the Trust Manager
                                            must  direct  the Issuer to, and the
                                            Issuer  must,  apply  or cause to be
                                            applied,  the  Interest  Collections
                                            for the relevant  Calculation Period
                                            as follows:

                                            a)   (Taxes)  First,  in or  towards
                                                 payment or reimbursement of all
                                                 taxes  in  respect  of the Fund
                                                 payable  or  paid  during  that
                                                 Calculation Period or which the
                                                 Issuer  on  the  advice  of the
                                                 Trust   Manager   considers  it
                                                 necessary,  on  or  before  the
                                                 date  which is  three  Business
                                                 Days  before the  Payment  Date
                                                 relating  to  that  Calculation
                                                 Period, to make provision for;

                                            b)   (Expenses)    second,   in   or
                                                 towards......."

                                            With  regard  to  insurance,  AMS is
                                            obliged under the Agreed  Procedures
                                            to  maintain  LMI and, to the extent
                                            possible,      General     Insurance
                                            Policies:

                                            Agreed Procedures, clause 8.2
                                            -----------------------------
                                            General Insurance Policies

                                            "AMS will ensure  that the  interest
                                            of   the   Trustee   is   duly   and
                                            effectively  noted  on each  General
                                            Insurance     Policy,      including
                                            mortgagee    protection    insurance
                                            policies   for  Strata   Titles  (in
                                            Victoria only).

                                            AMS will make reasonable  efforts to
                                            ensure that each  mortgagor pays all
                                            required   premiums  for   insurance
                                            policies.  If any premiums  required
                                            to maintain such insurance  policies
                                            are  not   paid   by  the   relevant
                                            mortgagor when due, AMS will arrange
                                            for  the  amount  required  to  make
                                            timely  payment  of such  premium on
                                            behalf  of the  mortgagor,  debiting
                                            the cost to the loan account.

                                            Advances  made by AMS for payment of
                                            premiums due on  insurance  policies
                                            will be  reimbursed  from either the
                                            payment  of a claim by the  Approved
                                            Mortgage  Insurer,  late collections
                                            from  the  borrower  or  liquidation
                                            proceeds  of  the  related  mortgage
                                            property.   Any  required  insurance
                                            policies   will  be   issued  by  an
                                            Approved General Insurer."

                                            Agreed Procedures, clause 8.3
                                            -----------------------------
                                            Lender's Mortgage Insurance Policies

                                            "AMS will maintain in full force and
                                            effect  at  all  times,  as to  each
                                            mortgage a Mortgage Insurance Policy
                                            insuring   100%   of  the   mortgage
                                            principal  plus   interest,   rates,
                                            maintenance expenses and enforcement
                                            costs."
--------------------------------------------------------------------------------
3.4   Any late payment penalties paid       MOSA, Clause 11.1
      in conjunction with the payment       -----------------
      of any tax  bill  or  insurance       Master Servicer to Bear Own Costs
      premium  notice  shall  be paid
      from  the  servicing   entity's       "The  Master  Servicer  must pay all
      funds  and not  charged  to the       costs and expenses of performing its
      mortgagor,   unless   the  late       obligations  under  this  Agreement,
      payment    was   due   to   the       and is not entitled to reimbursement
      mortgagor's error or omission         or  compensation  from  the  Trustee
                                            except  to  the   extent   expressly
                                            stated in this Agreement."
--------------------------------------------------------------------------------
3.5   Amounts  remitted to  investors       See item 1.1 -  Master  Trust  Deed,
      per  the  servicer's   investor       Clause 20, re Records and  Financial
      reports    shall   agree   with       Statements
      canceled  checks or other  form
      of payment,  or custodial  bank
      statements
--------------------------------------------------------------------------------
3.6   Unissued    checks   shall   be       Not applicable - no unissued checks.
      safeguarded  so as  to  prevent
      unauthorized access
--------------------------------------------------------------------------------

                                  EXHIBIT 99.2

4     Investor Accounting and Reporting
--------------------------------------------------------------------------------
4.1   The servicing entity's investor       Bond Trust Deed, Clause 12.1(f)
      reports  shall agree  with,  or       -------------------------------
      reconcile    to,     investors'       Bondholders Report
      records  on a monthly  basis as
      to the total  unpaid  principal       "In the  case of the  Trust  Manager
      balance  and  number  of  loans       only,   deliver  to  the   Principal
      serviced   by   the   servicing       Paying  Agent,  the  Issuer  and the
      entity                                Class  A  Bond   Trustee   within  5
                                            Business  Days of each Payment Date,
                                            the   Bondholders   Report  for  the
                                            related   Calculation  Period,  with
                                            written instructions for the Class A
                                            Bond    Trustee   to   forward   the
                                            Bondholders  Report to each  Class A
                                            Bondholder.  Each Bondholders Report
                                            shall  contain the  information  set
                                            out in Schedule 8; ..."

                                            Note there is no requirement in this
                                            document to provide reports MONTHLY.
                                            The clause  specifies only "within 5
                                            days of each Payment Date", which is
                                            quarterly.   Also,  the  Bondholders
                                            Report in Schedule 8 stipulates that
                                            the  unpaid  principal   balance  is
                                            reported  but does NOT specify  that
                                            the   number  of  loans   should  be
                                            reported.
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5     Mortgage Loan Accounting
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5.1   The servicing entity's mortgage       MOSA, Clause 7.4
      loan records  shall agree with,       ----------------
      or reconcile to, the records of       See   item   2.3   above   -   refer
      mortgagors  with respect to the       especially  to  part  (e)  where  it
      unpaid  principal  balance on a       specifies that "The Master  Servicer
      monthly basis                         must  keep   accounting   and  other
                                            records which  correctly  record and
                                            explain ..... the financial position
                                            at any  time  in  relation  to  each
                                            Mortgage..."
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5.2   Adjustments  on loans  shall be       No reference
      computed  based on the  related
      mortgage note
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5.3   Escrow    accounts   shall   be       Escrow accounts - NA
      analyzed,  in  accordance  with
      the mortgagor's loan documents,
      on at least an annual basis
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5.4   Interest  on  escrow   accounts       Escrow accounts - NA
      shall be paid, or credited,  to
      mortgagors in  accordance  with
      the applicable state laws
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
                                  EXHIBIT 99.2

6     Deliquencies
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6.1   Records documenting  collection       Agreed Procedures, Clause 8.1
      efforts   shall  be  maintained       -----------------------------
      during  the period a loan is in       "AMS will run direct  debits  daily.
      default and shall be updated at       For  all  payments  that  have  been
      least  monthly.   Such  records       dishonoured,  AMS  will  produce  an
      shall   describe  the  entity's       Arrears  Report  from  the  date  of
      activities     in    monitoring       lodgement.   AMS  will  arrange  for
      delinquent loans including, for       those  borrowers  in  arrears  to be
      example,  phone calls,  letters       contacted  and promote the clearance
      and      mortgage       payment       of such arrears."
      rescheduling   plans  in  cases
      where the delinquency is deemed       Agreed Procedures, Clause 8.4
      temporary  (e.g.,   illness  or       -----------------------------
      unemployment).                        "AMS will service and  administer or
                                            arrange   for  the   servicing   and
                                            administration of the mortgage loans
                                            and  collect  all moneys  payable in
                                            respect  of the  mortgage  loans  on
                                            behalf of the Trustee in  accordance
                                            with    prudent     mortgage    loan
                                            servicing,       management      and
                                            administration     standards     and
                                            procedures performed by institutions
                                            servicing,        managing       and
                                            administering   mortgage  loans  for
                                            their own account and in  accordance
                                            with   the   requirements   of   the
                                            Approved Mortgage Insurer.

                                            AMS will take  such  steps and incur
                                            such  expenses as are  necessary  to
                                            enforce  the terms of each  mortgage
                                            or  otherwise  exercise  any  of the
                                            rights conferred under each mortgage
                                            including    the   taking   out   of
                                            insurance    policies    over    the
                                            mortgaged   property,    undertaking
                                            necessary  repairs  (subject  to the
                                            Mortgage Insurance Policy and to the
                                            extent  permitted by law) and paying
                                            rates,  assessments and taxes levied
                                            thereon.

                                            Where AMS reasonably  considers that
                                            any   such   expense   will  not  be
                                            substantially   recoverable  from  a
                                            mortgagor  under a mortgage (or that
                                            a shortfall may be expected from the
                                            proceeds  of   enforcement   of  the
                                            security of the  mortgage),  it will
                                            seek  instructions from the Approved
                                            Mortgage  Insurer before taking such
                                            action."

                                            Agreed Procedures, Clause 10
                                            ----------------------------
                                            Entire  clause  deals with  "Default
                                            Procedures."      Some      specific
                                            references  which  may  be  relevant
                                            are:

                                            Clause 10.3 Procedures

                                            "Notification

                                            Upon  receipt  of the  direct  debit
                                            dishonour by the relevant  financial
                                            institution,   borrowers   will   be
                                            promptly  contacted by telephone and
                                            advised of the  dishonour.  A letter
                                            should also be sent  confirming  the
                                            telephone  conversation or detailing
                                            arrangements made.

                                            Arrangements to clear arrears

                                            Arrangements  are to be  implemented
                                            only   upon   receipt   of   written
                                            approval of the mortgage insurer and
                                            AMS.   Arrears   should  be  cleared
                                            within six months (maximum) although
                                            three months is the  preferred  time
                                            frame.   It  is   preferred  if  all
                                            payments are made by direct debit.

                                            Borrowers  are to  provide  evidence
                                            that the  arrangement can be adhered
                                            to  and  that   repayments   can  be
                                            maintained   once  the  arrears  are
                                            cleared.

                                            Once the  equivalent of two payments
                                            have been  missed a  default  notice
                                            must  be  forwarded  to all  parties
                                            irrespective  of  what  arrangements
                                            have been made

                                  EXHIBIT 99.2

                                            Legal Action

                                            Legal action is to commence when the
                                            equivalent  of two  payments or more
                                            have  been  missed if there has been
                                            no  meaningful   communication  with
                                            borrowers or there is no prospect of
                                            clearing  the  arrears   within  six
                                            months,  the mortgage insurer should
                                            be advised accordingly.

                                            Copies of the default  notice should
                                            accompany       instructions      to
                                            solicitors.

                                            AMS   will  be   guided   by   panel
                                            solicitors   in  relation  to  legal
                                            remedies  and   procedures  as  laws
                                            differ  from  state  to  state.  The
                                            mortgage  insurer is to be appraised
                                            of all steps."

                                            Clause 10.6 Arrears Reporting

                                            "Reports will be provided,  at least
                                            on a  monthly  basis,  for all loans
                                            where one  payment  or more has been
                                            missed.

                                            AMS  will   ensure   that   relevant
                                            Mortgage  Insurers  are  reported to
                                            separately  and on a timely basis as
                                            per the relevant mortgage  insurance
                                            policy."

                                            MOSA, Clause 9.1
                                            ----------------
                                            "Procedures on Default

                                            The Master Servicer must, subject to
                                            clause   9.5,   take   such   action
                                            following the occurrence of an Event
                                            of  Default,  and enforce the Powers
                                            (including     by    taking    legal
                                            procedings)   in   respect   of  any
                                            Defaulting  Mortgage  in such manner
                                            as:

                                            a)   the Master Servicer  reasonable
                                                 considers necessary to:

                                                 i)   remedy   that   Event   of
                                                      Default;

                                                 ii)  recover the money  secured
                                                      by     that     Defaulting
                                                      Mortgage; and

                                                 iii) protect and  preserve  the
                                                      rights of the  Trustee  as
                                                      mortgagee and the interest
                                                      of  Bondholders  under the
                                                      Master   Trust   Deed  and
                                                      Security Trust Deed; and

                                            b)   is  required to ensure that any
                                                 losses  suffered in relation to
                                                 that Mortgage which are, or are
                                                 required to be insured  under a
                                                 Mortgage  Insurance  Policy are
                                                 able to be  claimed  under that
                                                 Mortgage Insurance Policy."
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7     Insurance Policies
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7.1   A fidelity  bond and errors and       There is no document  compelling AMS
      omissions  policy  shall  be in       in its  capacity as Master  Servicer
      effect on the servicing  entity       to    hold   a   PI    policy.    No
      throughout the reporting period       representations  to  investors  have
      in  the   amount  of   coverage       been   made   in   any   Information
      represented   to  investors  in       Memorandum  in respect of any amount
      management's assertion                of cover held. However AMS does hold
                                            a current PI policy (cover A$10M).
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